UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2015 (December 31, 2014)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 31, 2014, Ennis, Inc. completed the acquisition of Kay Toledo Tag and Special Services Partners and their related entities (collectively “Kay Toledo”) for $16.0 million, in a stock purchase transaction. An additional $1.0 million is available to earn over the next 3 years under an earn-out provision if certain financial metrics are achieved. Kay Toledo which generated approximately $25.0 million in sales during calendar year 2014, will continue to operate under its respective brand names. The Company used its line of credit facility to fund the transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated January 5, 2015 announcing the acquisition of Kay Toledo Tag and Special Service Partners and their related entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: January 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ennis, Inc. press release dated January 5, 2015 announcing the acquisition of Kay Toledo Tag and Special Service Partners and their related entities.